TELEPHONE AND DATA SYSTEMS, INC.
                  1994 LONG-TERM INCENTIVE PLAN


                            ARTICLE I

                             PURPOSE
                             -------

          The purposes of the Telephone and Data Systems, Inc. 1994 Long-Term Incentive Plan (the "Plan") are (i) to align the interests of the stockholders of Telephone and Data Systems, Inc. (the "Company") and the key executive and management employees of the Company who receive options under the Plan by increasing the proprietary interest of such employees in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining key executive and management employees of the Company, and (iii) to motivate such employees to act in the long-term best interests of the Company's stockholders.

                            ARTICLE II
                           DEFINITIONS
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          For purposes of the Plan, the following capitalized
terms shall have the meanings set forth in this Article.

     2.1 "Affiliate" shall mean a corporation which owns directly or indirectly at least 50% of the outstanding stock of the Company or the combined voting power of such outstanding stock or a corporation at least 50% of whose outstanding stock or the combined voting power of such outstanding stock is owned directly or indirectly by the Company.

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     2.2  "Award" shall mean a written agreement between the
Company and an optionee evidencing an option granted hereunder.

     2.3 "Board" shall mean the Board of Directors of the Company.

     2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" shall mean a Committee designated by the Board, consisting of two or more members of the Board, each of whom are "outside directors" within the meaning of section 162(m) of the Code. No member of the Committee during the one year prior to serving as a Committee member, or while serving as a Committee member, shall have been, or shall be, granted or awarded shares of Common Stock, or options to purchase shares of Common Stock or other Stock of the Company, or stock appreciation rights pursuant to the Plan or any other plan of the Company or any of its affiliates, except for a grant or award which would not result in such member ceasing to be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

     2.6 "Common Stock" shall mean the class of shares of the Company designated as "Common Shares" in its Articles of Incorporation.

     2.7 "Disability" shall mean a total physical disability which, in the committee's judgment, prevents an optionee from performing substantially such optionee's employment duties and responsibilities for a continuous period of at least six months.
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     2.8  "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

     2.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.10 "Fair Market Value" of a share of Stock shall mean its closing sale price on the principal national stock exchange on which the Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     2.11 "Incentive Stock Option" shall mean an option to purchase shares of Stock which meets the requirements of section 422 of the Code (or any successor provision) and which is intended by the Committee to constitute an Incentive Stock
Option.

     2.12 "Legal Representative" shall mean a guardian, legal representative or other person acting in a similar capacity with respect to an optionee.

     2.13 "Mature Shares" shall mean shares of Stock (i) for which the holder thereof has good title, free and clear of all liens and encumbrances, and (ii) which such holder has held for at least six months or has purchased on the open market.
                                -3-

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     2.14 "Non-Qualified Stock Option" shall mean an option to
purchase shares of Stock which is not an Incentive Stock Option.

     2.15 "Performance Measures" shall mean criteria and objectives established by the Committee which must be satisfied during a Performance Period in order for an employee eligible to participate in the Plan to be granted a Performance Stock Option. Such criteria and objectives may include, but are not limited to, the attainment by a share of Stock of a specified Fair Market Value for a specified period of time, certain earnings per share or return on equity, increased cash flows, revenues, or market share, or attainment of cost reduction goals, attainment of individual performance objectives, or any other criteria and objectives established by the Committee or any combination thereof.

     2.16 "Performance Period" shall mean a period designated by the Committee during which Performance Measures shall be measured.

     2.17 "Permanent and Total Disability" shall have the meaning set forth in section 22(e)(3) of the Code (or any successor thereto).

     2.18 "Permitted Transferee" shall mean (i) an optionee's spouse, (ii) any of an optionee's lineal descendants or (iii) a trust or similar arrangement of which such spouse, a lineal descendant of such optionee, or one or more of such persons are the only current beneficiaries, provided that such spouse or descendant (or the Legal Representative of such spouse or descendant) or such trust or similar arrangement, as the case may be, has entered into a written agreement with the Company authorizing the Company to withhold shares of Stock which would otherwise be delivered to such
                                -4-

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person upon an exercise of a Non-Qualified Stock Option to pay any federal, state, local or other taxes which may be required to be withheld or paid in connection with such exercise in the event that the optionee does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid.

     2.19 "Stock" shall mean Common Stock and any other equity security which (i) is designated by the Board to be available for stock option grants under the Plan or (ii) becomes available for grants under the Plan by reason of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off or other similar change in capitalization or event or any distribution to holders of shares of Common Stock.

                           ARTICLE III
                  ELIGIBILITY AND ADMINISTRATION
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     3.1  Eligibility.    Participants in the Plan shall consist
of such key executive and management employees of the Company as the Committee in its sole discretion may select from time to time. The Committee's selection of an employee to participate in the Plan at any time shall not require the Committee to select such employee to participate in the Plan at any other time.

     3.2  Committee Administration.  (a)  In General.    The Plan
shall be administered by the Committee in accordance with the terms of the Plan. The Committee, in its discretion, shall select those eligible key executive and management employees for participation in the Plan as the Committee determines and shall determine the form and timing of each grant of an option and the number of shares of Stock subject to each option, the purchase price per share of Stock purchasable upon
                                -5-

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exercise of the option, the time and conditions of exercise of the option and all other terms and conditions of the option, including, without limitation, the form of the Award evidencing the option. The Committee shall interpret the Plan and establish any rules and procedures it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an option, conditions with respect to the option, such as restricting or limiting competitive employment or other activities. All such interpretations, rules, procedures and conditions shall be conclusive and binding on the parties. A majority of the members of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the Committee without a meeting.

     (b)  Delegation.    The Committee may delegate some or all
of its power and authority hereunder to the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to
(A) the selection for participation in the Plan of (i) the Chief Executive Officer of the Company (or any employee who is acting in such capacity), one of the four highest compensated officers of the Company (other than the Chief Executive Officer), or any other person deemed to be a "covered employee" within the meaning of section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the exercise period of the option to be granted to such employee, or (ii) an officer or other person subject to section 16 of the Exchange Act, or (B) decisions concerning the timing, pricing or number of shares subject to an option granted to such an employee, officer or other person who is, or who in the Committee's judgment is likely to be, a covered employee.
                                -6-

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     (c)  Indemnification.    No member of the Board or
Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee shall delegate any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan and each member of the Board and the Committee and the President and Chief Executive Officer and each such other executive officer who is designated by the Committee to exercise any power or authority hereunder shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's articles of incorporation or by-laws, and under any directors' and officers' liability insurance which may be in effect from time to time.

     3.3  Shares Available.    Subject to adjustment as provided
in Section 5.7, 800,000 shares of Common Stock shall initially be available under the Plan. Such shares of Common Stock and shares of each other class of Stock which become available under the Plan shall be reduced by the sum of the aggregate number of shares of such Stock then subject to outstanding options under the Plan. To the extent that an outstanding option expires or terminates unexercised or is cancelled or forfeited, then the shares of Stock subject to such expired, unexercised, cancelled or forfeited portion of such option shall again be available under the Plan. Shares of Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Stock, or authorized and issued shares of Stock reacquired and held as treasury shares or otherwise or a combination thereof.
                                -7-

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                            ARTICLE IV
                          STOCK OPTIONS

     4.1  In General.    The Committee may, in its discretion,
grant options to purchase shares of Stock to such eligible employees as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Qualified Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of the Plan.
To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company or any of its subsidiaries) exceeds $100,000, such options shall constitute Non-Qualified Stock Options. Options shall be subject to the terms and conditions set forth in this Section 4.1 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable, except that the Committee shall not grant an option or options in any calendar year to any eligible employee which, in the aggregate, give such an employee an option to purchase more than 50,000 shares of Stock (as may be adjusted pursuant to Section 5.7).

     4.2  Number of Shares and Purchase Price.    The number of
shares of Stock subject to an option and the purchase price per share of Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Stock purchasable upon exercise of either an Incentive Stock Option or a Non-Qualified Stock Option shall generally be the average Fair Market Value of a share of Stock during the 20 trading days immediately preceding the date the option is granted, but in the case of an Incentive Stock Option, shall not be less than 100% of the Fair Market Value of a share of Stock on the date such option is
                                -8-

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granted; provided further, that if an Incentive Stock Option shall be granted to an employee who owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company or any of its subsidiaries ("Ten Percent Holder"), the purchase price per share of Stock shall be at least 110% of its Fair Market Value.

     4.3  Option Period and Exercisability.    The period during
which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall be exercised within five years of its date of grant. The Committee may, in its discretion, establish Performance Measures which must be satisfied during a Performance Period as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments or in part or in full at any time. An option may be exercised only with respect to whole shares of Stock.

     4.4  Method of Exercise.    An option may be exercised (i)
by giving written notice to the Vice President-Human Resources of the Company specifying the number of whole shares of Stock to be purchased and by accompanying such notice with payment therefor in full (unless another arrangement for such payment which is satisfactory to the Company has been made) either (A) in cash,
(B) in Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company
                                -9-

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to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent determined by the Committee at the time the option is granted, and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) in the preceding sentence and, in the case of an optionee who is subject to section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with section 16 of the Exchange Act and the rules and regulations thereunder. If payment of the purchase price is to be made pursuant to clause (B) or (C) (or a combination thereof) of the first sentence of this Section 4.4, any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No share of Stock shall be delivered until the full purchase price therefor has been paid.

     4.5  Termination of Employment.   (a)   Disability.
Unless otherwise specified in an Award evidencing the grant of an option and, in the case of an Incentive Stock Option, subject to
Section 4.5(f), if an optionee's employment with the Company terminates by reason of Disability, the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and after such date may be exercised by such optionee (or such optionee's Legal Representative) for a period of 12 months after the effective date of such optionee's termination of employment or until the expiration of the term of such option, whichever period is shorter. If the optionee shall die within such period (or other period specified in the Award), the option shall be exercisable by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by applicable laws of descent and distribution, to the same extent such option was exercisable by the optionee on
                                -10-
the date of the optionee's death, for a period ending on the later of (i) the last day of such period and (ii) 90 days after the date of the optionee's death.

     (b)  Retirement or Resignation with Prior Consent of the
Board.    Unless otherwise specified in an Award evidencing the
grant of an option and, in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates by reason of the optionee's retirement after attainment of age 65 or by reason of the optionee's resignation of employment at any age with the prior consent of the Board (as evidenced in the Company's minute book), the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's retirement or resignation, as the case may be, and after such date may be exercised by such optionee (or such optionee's Legal Representative) for a period of 90 days after such effective date or until the expiration of the term of such option, whichever period is shorter. If the optionee who has so retired or resigned shall die within such period (or other period specified in the Award), the option shall be exercisable by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent and distribution, to the same extent such option was exercisable by the optionee on the date of the optionee's death, for a period ending 180 days after the effective date of such optionee's retirement or resignation.

     (c)  Transfer to Affiliate.    Unless otherwise specified in
an Award evidencing the grant of an option, and in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates by reason of the optionee's transfer of employment to an Affiliate, then the optionee's employment with such Affiliate shall be deemed to be employment with
                                -11-

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the Company solely for the purpose of determining the
exercisability of any outstanding option awarded to such optionee, except that such option shall be exercisable only to the extent it is exercisable at the time of such transfer.

     (d)  Death.    Unless otherwise specified in an Award
evidencing the grant of an option and, in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates by reason of death, the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death, and after such date may be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent or distribution for a period of 180 days after the date of death or until the expiration of the term of such option, whichever period is shorter.

     (e)  Other Termination of Employment.    Unless otherwise
specified in an Award evidencing the grant of an option and, in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates for any reason other than Disability, retirement after attainment of age 65, resignation of employment with the prior consent of the Board, a transfer to an Affiliate or death, the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and after such date may be exercised by such optionee (or such optionee's Legal Representative) for a period of 30 days after such effective date or until the expiration of the term of such option, whichever period is shorter. If the optionee shall die within such period (or other period specified in the Award), the option held by such optionee shall be exercisable only to the extent that
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such option is exercisable on the date of such optionee's death, and after such date may be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent or distribution for a period of 120 days after the date of death or until the expiration of the term of such option, whichever period is shorter. Notwithstanding the first sentence of this subsection
(e), if an optionee ceases to be employed by the Company on account of such optionee's negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, the option shall terminate on the date the optionee's employment with the Company terminates, unless such option terminates earlier pursuant to Section 4.6.

     (f)  Termination of Employment - Incentive Stock Options.
If the employment with the Company of an optionee of an Incentive Stock Option terminates by reason of death or Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death or on the effective date of such optionee's termination of employment by reason of Permanent and Total Disability, as the case may be. In the case of the optionee's Permanent and Total Disability, the option may thereafter be exercised by such optionee (or such optionee's Legal Representative) for a period of one year (or such shorter period as the Committee may specify in the Award) after the effective date of such optionee's termination of employment by reason of Permanent and Total Disability or until the expiration of the term of such Incentive Stock Option, whichever period is shorter. In the case of the optionee's death, the option may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent
                                -13-

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and distribution for a period of one year (or such other period as the Committee may specify in the Award) after the date of such optionee's death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

     If the employment with the Company of an optionee terminates for any reason other than death or Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such optionee (or such optionee's Legal Representative) for a period of three months after the effective date of such optionee's termination of employment or until the expiration of the term of the Incentive Stock Option, whichever period is shorter.

     If an optionee dies during the exercise period specified in the Award evidencing the grant of such option following termination of employment by reason of Permanent and Total Disability, or if the optionee dies during the three-month period following termination of employment for any reason other than death or Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such shorter period as the Committee may specify in the Award) after the date of death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.
                                -14-

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     4.6  Forfeiture of Option Upon Competition with Company or
Any Affiliate or Misappropriation of Confidential Information. Notwithstanding any other provision herein, an option granted pursuant to an Award under the Plan shall not be exercisable on or after any date on which such optionee (a) enters into competition with the Company or an Affiliate, or (b) misappropriates confidential information of the Company or an Affiliate, as determined by the Committee or the Company in its sole discretion, and, accordingly, shall be terminated and thereby forfeited to the extent it has not been exercised as of such date.

          For purposes of the preceding sentence, an optionee shall be treated as entering into competition with the Company or an Affiliate if such optionee (i) directly or indirectly, individually or in conjunction with any person, firm or corporation, has contact with any customer of the Company or an Affiliate or any prospective customer which has been contacted or solicited by or on behalf of the Company or an Affiliate for the purpose of soliciting or selling to such customer or prospective customer any product or service, except to the extent such contact is made on behalf of the Company or an Affiliate, or
(ii) otherwise competes with the Company or an Affiliate in any manner or otherwise engages in the business of the Company or an Affiliate.

          An optionee shall be treated as misappropriating confidential information of the Company or an Affiliate if such optionee (i) uses confidential information (as described below) for the benefit of anyone other than the Company or such Affiliate, as the case may be, or discloses the confidential information to anyone not authorized by the Company or such Affiliate, as the case may be, to receive such information, (ii) upon termination of employment, makes any summaries of, takes any notes with respect to, or memorizes any information or takes any confidential information or reproductions thereof from the facilities of the Company or an Affiliate, or (iii) upon termination of
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employment or upon the request of the Company or an Affiliate, fails to return all confidential information then in the optionee's possession. "Confidential information" shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs, and other material embodying trade secrets or confidential technical, business, or financial information of the Company or an Affiliate.

                            ARTICLE V
                             GENERAL
                             -------
     5.1  Effective Date and Term of Plan.    The Plan shall
become effective as of November 4, 1994 and shall terminate ten years thereafter unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any option granted prior to termination. Grants of options hereunder may be made at any time on or after the effective date and prior to the termination of the Plan. The Plan shall be submitted to the stockholders of the Company for approval and, in the event that the Plan is not approved by such stockholders, no Incentive Stock Options shall be granted hereunder.

     5.2  Amendments.    The Board may amend the Plan as it shall
deem advisable, subject to any requirement of stockholder approval under applicable law, including Rule 16b-3 under the Exchange Act and section 162(m) of the Code; provided, however, that, except as provided in Section 5.7, no amendment shall be made without stockholder approval if such amendment (a) would increase the maximum number of shares of Stock available for issuance under the Plan or (b) would reduce the minimum purchase price in the case of an option; provided further that no amendment shall extend the term of the Plan or shall effect any change inconsistent with section 422
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of the Code with respect to any Incentive Stock Option which shall have been, or may be, granted under the Plan. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

     5.3  Award.    Each option granted under the Plan shall be
evidenced by an Award setting forth the terms and conditions applicable to such option. No option shall be valid until an Award is executed by the Company and the optionee and, upon execution by each party and delivery of the Award to the Company, such option shall be effective as of the effective date set forth in the Award.

     5.4  Transferability of Stock Options.  No Incentive Stock
Option shall be transferable other than by will or the laws of descent and distribution or pursuant to a beneficiary designation effective on the optionee's death. No Non-Qualified Stock Option shall be transferable other than (a) by will or the laws of descent and distribution, (b) pursuant to a beneficiary designation effective on the optionee's death, or (c) to the extent permitted under (i) securities laws relating to the registration of securities subject to employee benefit plans,
(ii) Rule 16b-3 under the Exchange Act and (iii) the Award evidencing the grant of such option, by gift to a Permitted Transferee. Each option may be exercised during the optionee's lifetime only by the optionee (or the optionee's Legal
Representative) or, if applicable, by a Permitted Transferee.
Except as permitted by the preceding sentences, no option may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option such award and all rights thereunder shall immediately become null and void.
                                -17-

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     5.5  Tax Withholding.    The Company shall have the right to
require, prior to the issuance or delivery of any shares of Stock, payment by the holder of the option being exercised of any federal, state, local or other taxes which may be required to be withheld or paid in connection with the exercise of such option.
As determined by the Committee at the time of the grant of an option, an Award may provide that (i) the Company shall withhold whole shares of Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an option (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares the aggregate Fair Market Value of which shall be determined as of the Tax Date, (C) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered the aggregate Fair Market Value of which shall be determined as of the Tax Date, (D) a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E), and that in the case of an optionee who is subject to section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with section 16 of the Exchange Act and the rules and regulations thereunder. An Award may provide for shares of Stock to be delivered or withheld having an aggregate Fair Market Value in excess of the minimum amount required to be withheld. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

     5.6  Restrictions on Shares.    Each option granted
hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of
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the shares of Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Stock delivered pursuant to any option made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     5.7  Adjustment.    In the event of any stock split, stock
dividend, recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination of shares in a reverse stock split or other similar event, each holder of an option shall be entitled to receive upon the exercise of an option, at a price determined by the Committee in its sole discretion, such shares of Stock and other securities to which the holder would be entitled had the holder exercised such option prior to the occurrence of such event. If any other event shall occur which in the judgment of the Board would warrant an adjustment to (i) the number or designation of the class or classes of securities available under the Plan or (ii) the number or designation of the class or classes of securities subject to each outstanding option or the purchase price of a share of Stock subject to the option, or any combination of adjustments provided for in clauses (i) and (ii), such adjustments shall be authorized by the Board and made by the Committee upon such terms and conditions as it may deem equitable and appropriate. To the extent that any such event or any action taken under this Section
5.7 shall entitle a holder of an option to purchase additional shares of Stock or other security, the shares of Stock available under the Plan shall be deemed to include such additional shares of
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Stock or other security.  If any such adjustment would result in a fractional security being generally available under the Plan, such fractional security shall be disregarded. If any such adjustment would result in a fractional security being subject to an outstanding option under the Plan, the Company shall pay the holder of such an option, in connection with the first exercise of such option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of
(A) the Fair Market Value on the exercise date over (B) the purchase price of such security. Any determination made by the Committee under this Section 5.7 shall be final, binding and conclusive on all holders of outstanding options granted under the Plan.

     5.8  Change in Control.    (a)  Notwithstanding any other
provision of the Plan or any provision of any agreement, in the event of a Change in Control, all outstanding options shall become immediately exercisable in full. In the event of a Change in Control pursuant to Section (b)(3) below, there may be substituted for each share of Stock available under the Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding share of such Stock shall be converted pursuant to such Change in Control. In the event of such a substitution, the purchase price per share of stock then subject to an outstanding option under the Plan shall be appropriately adjusted by the Committee, but in no event shall the aggregate purchase price for such shares be greater than the aggregate purchase price for the shares of Stock subject to such option prior to the Change in Control.
                                -20-

     (b) For purposes of the Plan, "Change in Control" shall mean:

          (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of
     Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 5.8(b), or (v) any acquisition by the following persons: (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy
     T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C),
     (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2009, or any successor to such voting trust, including
                                -21-
      the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the "Exempted Persons");

          (2) individuals who, as of November 4, 1994, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to November 4, 1994, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 51% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled
                                -22-
     to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following
     Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons,
     (z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.


     5.9  No Right of Participation or Employment.    No person
shall have any right to participate in the Plan. Neither the Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company or any of its subsidiaries or affiliates or affect in any manner the right of the Company or any of its subsidiaries or affiliates to terminate the employment of any person at any time without liability hereunder.
                                -23-

     5.10 Rights as Stockholder.    No person shall have any
right as a stockholder of the Company with respect to any shares of Stock of the Company which are subject to an option granted hereunder unless and until such person becomes a stockholder of record with respect to such shares of Stock.

     5.11 Governing Law.    The Plan, each option granted
hereunder and the related Award, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

     5.12 Severability.    If a provision of the Plan shall be
held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

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